Exhibit 99.2

AdCare Health Systems Announces Warrant Call

SPRINGFIELD, Ohio, August 17, 2011 — AdCare Health Systems, Inc. (NYSE AMEX: ADK), a leading skilled nursing and assisted living provider, is exercising its option to call for redemption 100% of the outstanding warrants to purchase shares of common stock sold in its initial public offering in November 2006 and those sold in a private placement in December 2009. A call notice will be mailed on August 17, 2011 to all such warrant holders of record.

Registered holders of the warrants will have until September 19, 2011 (the last day of the call exercise period) to exercise each warrant for 1.05 shares of common stock at a price of $2.38 per share. Any warrants not exercised by the registered holders within the call exercise period will automatically expire at 5:00 p.m. Eastern time on the last day of the call exercise period, and AdCare will remit to the registered holders of such expired warrants the sum of ten cents ($.10) per underlying share of common stock, upon surrender of the warrant certificate representing such expired warrants. At 5:00 p.m. Eastern time on the last day of the call exercise period and thereafter, registered holders of expired warrants will have no rights or privileges with respect to such warrants, other than to receive the call amount.

The warrants sold in AdCare’s initial public offering and the warrants sold in AdCare’s 2009 private placement are currently exercisable for an aggregate of 2,116,608 shares of common stock. If all such currently outstanding warrants are exercised within the call exercise period, then AdCare will issue an aggregate of 2,116,608 shares of common stock and receive gross exercise proceeds of approximately $5,038,000. On the other hand, if all such warrants are redeemed by AdCare pursuant to the call notice, then AdCare will pay to the registered holders of such warrants an aggregate of approximately $212,000.

The warrants are eligible to be called for redemption by AdCare because during each day in the 10 consecutive trading day period commencing on July 18, 2011 and ending on July 29, 2011 the closing sale price of the common stock exceeded $6.00 per share and the average trading volume for this period was 59,050 shares. In addition, the common stock underlying the warrants is registered pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission.

AdCare’s publicly traded warrants currently trade on the NYSE Amex stock exchange under the trading symbol “ADK.WS.” As a result of the warrant call, these warrants will cease to be traded on the NYSE Amex effective September 19, 2011.

If you are a beneficial holder of the warrants subject to the call notice (i.e., your warrants are held in a brokerage firm), you are advised to contact your broker regarding how to exercise your warrants.

This release is neither an offer to sell nor a solicitation of an offer to buy any securities of AdCare.

About AdCare Health Systems

AdCare Health Systems, Inc. (NYSE Amex: ADK) is a recognized innovator in senior living and health care facility management. AdCare develops, owns and manages assisted living facilities, nursing homes and retirement communities, as well as provides home health care services. Since its inception in 1988, AdCare’s mission has been to provide the highest quality of healthcare services to the elderly. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as “believes,” “expects, “ “plans,” “intends,” “anticipates” and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements regarding the exercise or redemption of the warrants, including the gross proceeds which may be received by AdCare or amounts AdCare may pay in connection therewith. Such forward-looking statements reflect management’s beliefs and assumptions and are based on information currently available to management, and involve known and unknown risks, results, performance or achievements of AdCare which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by AdCare with the Securities and Exchange Commission and include, among others, AdCare’s ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There is no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, AdCare undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contacts

Boyd Gentry, CEO

Chris Brogdon, Vice Chairman & CAO

David A. Tenwick, Chairman of Board

AdCare Health Systems, Inc.

Tel (937) 964-8974

info@adcarehealth.com

Investor Relations

Ron Both or Geoffrey Plank

Liolios Group, Inc.

Tel (949) 574-3860

info@liolios.com